STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 12/26/1995 950308341 - 2575949

Exhibit 3.178

CERTIFICATE OF LIMITED PARTNERSHIP

OF

RURAL/METRO OF TEXAS, L.P.

THIS CERTIFICATE OF LIMITED PARTNERSHIP dated December 26, 1995, is being duly executed and filed by R/M of Texas G.P., Inc., a Delaware corporation, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. § 17-101, et seq.).

1.	Name. The name of the limited partnership formed hereby in Rural/Metro of Texas, L.P.

2.	Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.	Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware in The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4.	General Partner. The name of the business address of the sole general partner of the Partnership is R/M of Texas G.P., Inc., 8401 East Indian School Road, Scottsdale, Arizona 85251.

R/M of Texas G.P., Inc., a Delaware corporation

By:
Name:	James H. Bolin
Its:	President

CERTIFICATE OF LIMITED PARTNERSHIP

OF

RURAL/METRO OF TEXAS, L.P.

THIS CERTIFICATE OF LIMITED PARTNERSHIP dated December 26, 1995, is being duly executed and filed by R/M of Texas G.P., Inc., a Delaware corporation, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. § 17-101, et seq.).

1.	Name. The name of the limited partnership formed hereby in Rural/Metro of Texas, L.P.

2.	Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.	Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware in The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4.	General Partner. The name of the business address of the sole general partner of the Partnership is R/M of Texas G.P., Inc., 8401 East Indian School Road, Scottsdale, Arizona 85251.

R/M of Texas G.P., Inc., a Delaware corporation

By:
Name:
Its: